3

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2003

Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorportion)

0-3576
(Commission File Number)

58-0869052
(IRS Employer Identification Number)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339-5683
(Address of principal executive offices)

        Registrant’s telephone number, including area code: (770) 955-2200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

_________________

Item 5. Other Events and Required FD Disclosure.

        Cousins Properties Incorporated (the “Company”), as part of its ongoing strategic planning process, routinely evaluates the disposition of single or multiple assets. The Company is filing this Current Report on Form 8-K to provide information regarding several previously announced unrelated sales transactions and other recent developments.

        On May 27, 2003, the Company sold Mira Mesa MarketCenter, a 480,000 square foot retail project in San Diego, California, to an unrelated third party for $87 million. The Company’s effective ownership interest in this project was 88.5% and the Company’s share of gain on sale under generally accepted accounting principles was approximately $27 million. Mira Mesa MarketCenter represented 3.8% and 3.7% of the Company’s consolidated assets as of December 31, 2002 and March 31, 2003, respectively. Additionally, the project contributed 3.3% and 2.6% of the Company’s consolidated revenues for the year ended December 31, 2002 and the quarter ended March 31, 2003, respectively.

        On June 27, 2003, the Company sold Cerritos Corporate Center, a two-building, 327,000 square foot office project in Cerritos, California, to an unrelated third party for $79.2 million. The gain on sale under generally accepted accounting principles was approximately $9 million. Cerritos Corporate Center represented 5.3% and 5.2% of the Company’s consolidated assets as of December 31, 2002 and March 31, 2003, respectively. Additionally, the project contributed 5.5% and 4.0% of the Company’s consolidated revenues for the year ended December 31, 2002 and the quarter ended March 31, 2003, respectively.

        Presidential MarketCenter, a 374,000 square foot retail center in Atlanta, Georgia, met the criteria of a held-for-sale property under the guidelines of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Presidential MarketCenter represented 1.9% of the Company’s consolidated assets as of both December 31, 2002 and March 31, 2003. Additionally, the project contributed 2.1% and 1.6% of the Company’s consolidated revenues for the year ended December 31, 2002 and the quarter ended March 31, 2003, respectively. Presidential MarketCenter is currently under contract to be sold, and the Company anticipates closing the transaction in the second half of 2003. However, consummation of this sale is subject to a number of contingencies and customary closing conditions which have not yet been satisfied and there is no assurance that this property will ultimately be sold.

        The Company is also currently marketing for sale Perimeter Expo, a 176,000 square foot retail center in Atlanta, Georgia. There is currently not a signed contract relating to the sale of this property and there is no assurance that this property will ultimately be sold. The property represented 1.3% of the Company’s consolidated assets as of both December 31, 2002 and March 31, 2003. Additionally, the project contributed 1.7% and 1.5% of the Company’s consolidated revenues for the year ended December 31, 2002 and the quarter ended March 31, 2003, respectively.

        The Company anticipates a number of potential uses for the above-mentioned sales proceeds, including paying down debt, funding future investments and developments, potential stock buy backs and potential special distributions of all or a portion of the taxable gain arising from asset sales to the Company’s shareholders. However, the ultimate use of these proceeds is not limited to these items and has not been determined at this time. Additionally, although significant gains were and are anticipated to be recognized on the Company’s asset sales and potential asset sales, the Company anticipates that the loss of property revenues will initially have a negative impact on the Company’s net income and funds from operations.

        Mirant Corporation (“Mirant”) currently leases its headquarters building from a joint venture in which the Company is a 50% partner, 285 Venture, LLC (the “JV”). The JV contributed 1.2% and 0.9% of the Company’s consolidated revenues for the year ended December 31, 2002 and the quarter ended March 31, 2003, respectively. Mirant is engaged in an exchange offer for certain of its outstanding indebtedness. Separately, Mirant has also requested approval from its bondholders of a pre-packaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code of 1978, as amended (“Chapter 11”). If Mirant files for reorganization under Chapter 11, its lease with the JV could be rejected in connection with the bankruptcy. The Company cannot predict whether Mirant’s bondholders will approve the matters referenced above, whether Mirant will ultimately file under Chapter 11 or whether Mirant’s lease with the JV will be rejected. If Mirant rejected its lease with the JV, and the JV was not able to re-lease this space on comparable terms, the termination of the lease could have an adverse impact on the Company’s results of operations.

        The historical information for the above-described properties under the heading “Consolidated Entity FFO and Net Income — Rental Property Revenues Less Operating Expenses” and the historical information for 285 Venture, LLC under the heading “Joint Ventures — 285 Venture (1155 Perimeter Center West)(100%) — Rental Property Revenues Less Rental Property Operating Expenses”, each contained under the schedule entitled “Net Income and Funds From Operations — Supplemental Detail and Reconciliations” contained in Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on May 5, 2003, is incorporated herein by reference.

        Certain matters discussed in this Current Report on Form 8-K are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks, including, but not limited to, general economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Form 8-K filed on March 9, 2001. The words “believes,” “expects,” “anticipates”, “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2003

COUSINS PROPERTIES INCORPORATED

By: /s/ Tom G. Charlesworth
      Tom G. Charlesworth
      Executive Vice President, Chief Financial
      Officer and Chief Investment Officer
      (Duly Authorized Officer and Principal Financial
Officer)